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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus forming a part of this Registration Statement on Form SB-2 of our report dated January 13, 2000 relating to the financial statements of Tower Financial Corporation for the year ended December 31, 1999, which appears in such Prospectus. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                                      /s/ PricewaterhouseCoopers

Chicago, Illinois

July 19, 2002